SCHEDULE 24/7 MEDIA, INC.
                      VALUATION AND QUALIFYING ACCOUNTS--
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS



                                          BALANCE AT      ADDITIONS                    BALANCE AT
                                           BEGINNING       CHARGED                        END
                                           OF PERIOD     TO EXPENSE     DEDUCTIONS     OF PERIOD
                                         ------------   ------------   ------------   -----------
Year ended December 31, 1996 .........      $10,000       $ 66,000       $ 10,000      $ 66,000
Year ended December 31, 1997 .........      $66,000       $     --       $  2,000      $ 64,000
Year ended December 31, 1998 .........      $64,000       $347,000       $143,000      $268,000
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